UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina	27028
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Preferred Stock Amendment

On December 17, 2205, 22nd Century Group, Inc. (the “Company”) entered into an Omnibus Amendment and Waiver (the “Amendment Agreement”) with the holders (“Holders”) of the outstanding Series A Convertible Preferred Stock (the “Preferred Stock”) to amend the Securities Purchase Agreement, dated as of August 22, 2025 (as amended, the “Purchase Agreements”), the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designation” and, such amendment, the “Certificate of Amendment”) and the warrants issued pursuant to the Purchase Agreement and certain placement agent warrants (the “Warrants”) issued in connection with the issuance of the Preferred Stock.

Pursuant to the Amendment Agreement, the Company and the Holders agreed to (i) change the Stockholder Approval Deadline (as defined in the Purchase Agreement) to February 23, 2026, (ii) seek Stockholder Approval to effect a reverse stock split for the purpose of complying with the Nasdaq Listing Rules, (iii) seek Stockholder Approval to approve an offering of the Company’s securities including preferred stock and warrants on substantially the same terms as the Preferred Stock and Warrants, up to $20 million, (iv) amend the conditions by which the Company may sell shares under its ATM Facility (as defined in the Purchase Agreement), including that prior to the Stockholder Approval Deadline, the Company may only sell shares at a price per share equal to at least $2.00, and with no restrictions after obtaining Stockholder Approval (as defined in the Purchase Agreement); provided that, if such Stockholder Approval is not obtained by the Stockholder Approval Deadline, the Company may not sell shares under the ATM Facility until such time as the Stockholder Approval is obtained, (v) subject to Stockholder Approval, the Company may reduce the Conversion Price (as defined in the Certificate of Designation) currently in effect, upon approval and at the discretion of the Board, and (vi) subject to Stockholder Approval, provide an alternative conversion feature to the Certificate of Designation whereby the Preferred Stock can be converted at a conversion price equal to 85% of the lowest VWAP in any of the twenty trading days preceding the conversion.

Warrant Amendment

Pursuant to the Amendment Agreement, the Company also agreed to, subject to Stockholder Approval, provide certain ant-dilution adjustments to the exercise price of the Warrants to provide protection against future dilutive issuances.

The foregoing descriptions of the Amendment Agreement and Certificate of Amendment to the Certificate of Designation are not complete and are qualified in its entirety by reference to the full text of the forms of such agreements, a copies of which are filed as Exhibits 3.1 and 10.1 to this report and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Amendment are incorporated herein by reference.

The description of the terms of revised terms of the Series A Preferred Stock under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

The Company will file a Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock (“Certificate of Amendment”). The description of the terms of the Preferred Stock Amendment under Item 1.01 is incorporated herein by reference.

The foregoing description of the Certificate of Amendment is not complete and is qualified in its entirety by reference to the full text of the form of such Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 9.01(d):  Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock
Exhibit 10.1	Form of Omnibus Amendment and Waiver
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence D. Firestone
Date: December 17, 2025	Lawrence D. Firestone
Chief Executive Officer